Exhibit 10(r)
DEFERRED COMPENSATION PLAN
FOR
COMPASS BANCSHARES, INC.
AS AMENDED AND RESTATED
AS OF DECEMBER 1, 2003
ARTICLE I
Purpose and Adoption of Plan
     1.1 Adoption: Compass Bancshares, Inc. and the other Employing Companies adopted and established the Deferred Compensation Plan for Compass Bancshares, Inc. effective as of February 1, 1996. The Plan is an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Employing Companies.
     1.2 Purpose: The Plan is designed to permit a select group of management or highly compensated employees to elect to defer a portion of their Compensation during each payroll period until their death, disability, retirement, or termination of employment with their Employing Company.
     1.3 Purpose of Amendment and Restatement: The purpose of the amendment and restatement is to incorporate an amendment allowing for the transfer of other deferred compensation plan accounts of Participants to this Plan under certain conditions and subject to the procedures of this Plan.
ARTICLE II
Definitions
     For purposes of the Deferred Compensation Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:
     2.1 “Account” shall mean the account or accounts established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Compensation and as a record of the hypothetical adjustments thereto to reflect income, gains, losses, and other credits or charges.
     2.2 “Administrative Committee” shall mean the committee referred to in Section 3.1.
     2.3 “Basic Compensation” shall mean the monthly rate of an Employee’s base wages or salary paid by any Employing Company to an Employee, including amounts contributed by an Employing Company to the Compass Bancshares, Inc. Employee Stock Ownership Plan as salary deferral contributions pursuant to the Employee’s exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code, amounts contributed by an Employing Company to the Compass Bancshares, Inc. Flexible Benefits Plan (“Superflex”) on behalf of the Employee pursuant to his salary reduction election under such plan and in accordance with Section 125 of the Internal Revenue Code and amounts contributed to a qualified parking plan under Section 132(f) of the Code; but disregarding overtime, bonuses, incentive pay and such amounts which are reimbursements to an Employee paid by any Employing Company including, but not limited to, reimbursement for such items as moving expenses, automobile expenses, tax preparation expenses, travel and entertainment expenses, and health and life insurance premiums.
     2.4 “Beneficiary” shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant.
     2.5 “Board of Directors” shall mean the Board of Directors of the Company.
     2.6 “Closing Price” shall mean the closing price on any trading day of a share of the Common Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of stock exchange on which the Common Stock is traded.
     2.7 “Common Stock” shall mean the common stock of the Company.
     2.8 “Company” shall mean Compass Bancshares, Inc.
     2.9 “Compensation” shall mean an Employee’s Basic Compensation and Incentive Compensation.
     2.10 “Deferral Election” shall mean the Participant’s written election to defer a portion of his Compensation pursuant to Article III.
     2.11 “Effective Date” shall mean the first day of the first payroll period the Administrative Committee shall permit a Participant to defer Compensation under the Plan.
     2.12 “Employee” shall mean any person who is currently employed by an Employing Company.
     2.13 “Employing Company” shall mean the Company, or each affiliate or subsidiary (direct or indirect) of Compass Bancshares, Inc., which shall have Employees selected for participation in the Plan.
     2.14 “Enrollment Date” shall mean the Effective Date, January 1 of each Plan Year, and such other dates as may be determined from time to time by the Administrative Committee.
     2.15 “Incentive Compensation” shall mean bonuses, commissions, and other forms of extraordinary compensation that are supplemental to Basic Compensation and are dependent upon the Employee’s exceeding individual or corporate performance goals or upon other work-related achievements and performance.
     2.16 “Investment Request” shall mean the Participant’s expressed preference to have his deferred Compensation invested pursuant to Section 6.1 or Section 6.2 and which is approved by the Administrative Committee.

     2.17 “Participant” shall mean an Employee or former Employee of an Employing Company who is eligible to receive benefits under the Plan.
     2.18 “Plan” shall mean the Deferred Compensation Plan for Compass Bancshares, Inc, as amended from time to time.
     2.19 “Plan Year” shall mean the twelve (12) month period commencing January 1st and ending on the last day of December next following except that the first Plan Year shall be February 1, 1996 through December 31, 1996.
     The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.
ARTICLE III
Administration of Plan
     3.1 The general administration of the Plan shall be placed in the Administrative Committee. Members shall be appointed by the Board of Directors of the Company. Any member may resign or be removed by the Board of Directors and new members may be appointed by the Board of Directors. The Administrative Committee shall select a chairman and may select a secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.
     3.2 No member of the Administrative Committee shall receive any compensation from the Plan for his service.
     3.3 The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.
     3.4 The Administrative Committee shall be reimbursed by the Employing Companies for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.
     3.5 (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.
          (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.
          (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants’ records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.
3.6 The procedures for filing claims for payments under the Plan are described below:
          (a) It is the intent of the Company to make payments under the Plan without the Participant having to complete or submit any claim forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payment to the Administrative Committee. Any claim for payments under the Plan must be made by the Participant or his or her Beneficiary in writing and state the claimant’s name and nature of benefits payable under the Plan. The claimant’s claim shall be deemed to be filed when delivered to a member of the Administrative Committee. The Administrative Committee shall respond to the claimant as soon as possible, but in no event later than ninety (90) days after the claim is filed. If for any reason a claim for payments under the Plan is denied, the Administrative Committee shall deliver to the claimant a written explanation, in a manner calculated to be understood by the claimant, setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim.
          (b) The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Board of Directors of the Company a written request for review of the denial. The Board of Directors of the Company shall decide the issue on review and furnish the claimant with a written response within sixty (60) days of receipt of the claimant’s request for review of the claimant’s claim. The response shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.
          (c) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 3.6.
ARTICLE IV
Eligibility
     4.1 Any Employee whose Basic Compensation and anticipated Incentive Compensation equals or exceeds such minimum amount as may be established by the Administrative Committee from time to time, may elect to participate in the Plan beginning on any Enrollment Date by electing to have his Basic Compensation and/or Incentive Compensation reduced and such amounts contributed to the Plan in accordance with Article V, and expressing his preference as to the investment of such contributions in accordance with Article VI. The Administrative Committee shall be authorized to establish the minimum Basic Compensation and anticipated Incentive Compensation required for eligibility to participate in the Plan to be effective as of the first day of the next succeeding Plan Year.
     4.2 Notwithstanding the above, the Administrative Committee shall be authorized to modify the minimum Compensation amount and rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended.
     4.3 If the Administrative Committee shall determine a Participant shall no longer be eligible to participate in the Plan, his Deferral Election shall terminate and he shall make no more contributions under the Plan until it is again determined he is eligible to participate. The Account of such a Participate shall continue to be adjusted by the provisions of Article VI until the Account is distributed under Article VII.
ARTICLE V
Election for Deferral of Payment
     5.1 A Participant may elect to defer payment of a portion of his Compensation otherwise payable to him during each payroll period after his Effective Date and by any whole percentage of his Basic Compensation, and any whole percentage of his Incentive Compensation, such amount to be credited to his Account under the Plan.
     5.2 An Account shall be established for each Participant by the Company as of the effective date of such Participant’s initial Deferral Election.
     5.3 The Deferral Election shall be made in writing on a form prescribed by the Company and said Deferral Election shall state:

          (a) That the Participant wishes to make an election to defer the receipt of a portion of his Basic Compensation and/or Incentive Compensation; and
          (b) The whole percentage of such compensation to be deferred.
     5.4 The initial Deferral Election of a new Participant shall be made by written notice signed by the Participant and delivered to the Participant’s Employing Company not later than thirty (30) days after the later of the Plan’s effective date or when the Employee first becomes eligible to participate in the Plan. Any subsequent Deferral Election shall be made by written notice signed by the Participant and delivered to the Participant’s Employing Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year. A Deferral Election with respect to the deferral of future Basic Compensation and Incentive Compensation shall be an annual election for each Plan Year unless otherwise modified or revoked as provided herein. The termination of participation in the Plan shall not affect Compensation previously deferred by a Participant under the Plan.
     At the time of the initial election, a Participant shall elect the form of payment to be received upon his retirement or termination of employment, such form to be either (a) a lump sum, or (b) monthly, quarterly, or annual installments over a period not to exceed fifteen (15) years. The initial Deferral Election with respect to the form of payments shall govern the distribution of such Participant’s Account, except as provided in Section 5.6. If a Participant fails to specify a form of payment, his Account shall be distributed in a lump sum.
     5.5 Notwithstanding the provisions of Section 5.4 of the Plan, the Administrative Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if suspension was not permitted. Any suspension authorized by the Administrative Committee shall become effective as of the first payroll period beginning thirty (30) days after receipt by the Participant’s Employing Company of the suspension application, or as soon as practicable after the receipt of such application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless modified under Section 5.4 of the Plan.
     5.6 With the approval of the Administrative Committee, a Participant may amend a prior Deferral Election on a form provided by the Administrative Committee in order to change the form of the distribution of his Account in accordance with the terms of the Plan. Any such amendment to a prior Deferral Election shall be contingent upon the Participant’s completion of a one year term of employment, except in the event of the Participant’s death or total and permanent disability as determined by the Social Security Administration or by the Company’s insurance carrier under its Long Term Disability Benefit Plan.
     5.7 Upon the request of a Participant and subject to the approval of the Administrative Committee, an account held in another non-qualified deferred compensation plan sponsored by a former employer of the Participant which former employer either became an Employing Company or was acquired by an Employing Company, may be transferred to this Plan for accounting purposes, provided that (a) the other non-qualified deferred compensation plan allows for such a transfer, and (b) the transfer is made to the Company in cash and in an amount equal to the balance in the account of the Participant under the other non-qualified deferred compensation plan at the time of the transfer. Any such transfer received by the Company shall be credited for bookkeeping purposes to the Participant’s balance in his Account and shall be governed by the terms and conditions of this Plan. Under no circumstances shall the transfer mechanism under this Section 5.7 result in the account of the Participant under another non-qualified deferred compensation plan nor in the Participant’s Account being made available or distributable to the Participant.
ARTICLE VI
Investment of Accounts
     6.1 The Account of each Participant shall be credited as of the last day of each calendar quarter with investment earnings based upon the assets in the Account or on such more frequent basis as shall be authorized by the Administrative Committee. Participants before the beginning of each Plan Year may request how the deferred amounts are to be invested. The investment preference shall be made in writing on a form prescribed by the Company and shall be delivered to the Company at least ten (10) days prior to the Enrollment Date of the next succeeding Plan Year, as appropriate, and shall be effective on such Enrollment Date or the first day of such succeeding Plan Year. The Investment Request made in accordance with this Article VI shall continue from Plan Year to Plan Year unless the Participant changes the Investment Request by submitting a written request to the Company on a form prescribed by the Company not later than the tenth (10th) day prior to the next succeeding Plan Year. Any such change shall become effective as of the first day of the Plan Year next following the Plan Year in which such request is submitted to the Company. The Administrative Committee shall be authorized to permit more frequent changes in investment preferences to be effective on such dates as it shall specify. The Administrative Committee shall consider the Investment Request but is not obligated to follow such request.
     6.2 Participants shall be permitted to request the investment options available to participants in the Compass Bancshares, Inc. Employee Stock Ownership Plan or any such other investment options as the Administrative Committee may approve in its discretion and can allocate their deferred Compensation among such options for the Plan Year. Dividends, interest and other distributions deemed to be received with respect to an investment option shall be deemed to be reinvested in the same investment option on such valuation system as shall be approved by the Administrative Committee. No Participant shall be entitled to any voting rights with respect to any shares of Company stock credited to his Account.
     6.3 At the end of each Plan Year (or on a more frequent basis as determined by the Administrative Committee), a report shall be issued to each Participant who has an Account and said report will set forth the value in such Account.
     6.4 The Accounts under the Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any Account shall be required to hold any actual fund or asset.

ARTICLE VII
Distribution of Accounts
     7.1 When a Participant retires or terminates his employment with the Company, said Participant shall be entitled to receive the balance of his Account in cash in a lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form.
     In the event the value of any Participant’s Account at the time distribution is to commence is $10,000 or less, the Account shall be distributed in cash in a lump sum notwithstanding a Participant’s election to have his Account distributed in installments under the Plan. All payments due under this Section 7.1 shall be made or shall commence as soon as reasonably feasible following retirement or termination of employment. Any amounts deemed to be invested in a Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant’s Account, based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding a lump sum distribution. No portion of a Participant’s Account shall be distributed in Common Stock. The portion of an Account attributable to investments deemed to be made in investments other than Common Stock shall be valued on the date a distribution is processed. The transfer by a Participant between Employing Companies shall not be deemed to be a termination of employment with an Employing Company for purposes of this Plan.
     7.2 Upon the death of Participant or former Participant prior to the payment of his Account, the balance of his Account shall be paid in lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s designation of beneficiary form to the designated beneficiary of the Participant or former Participant with such payment to be made or payments to commence in the case of installment distributions within sixty (60) days following the close of the calendar quarter in which the Administrative Committee is provided evidence of the Participant’s death (or as soon as reasonably practicable thereafter); provided, however, if the value of the Account at the time an installment distribution is to commence is $10,000 or less, the Account shall be distributed in a lump sum. In the event a beneficiary designation is not on file or the designated beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant or former Participant. The market value of any shares of Common Stock credited to a Participant’s Account shall be based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding the date of any lump sum or installment distribution. No portion of a Participant’s Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed. If a Participant who has elected to have his Account distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue and shall be paid to the beneficiary as if the Participant had not died.
     7.3 The beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior beneficiary.
     7.4 A Participant may request a distribution due to an unforeseeable emergency by submitting a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if early withdrawal was not permitted. The Administrative Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an unforeseeable emergency is approved, the distribution is limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Administrative Committee as soon as possible after approval of such distribution.
     7.5 Upon a change of control of Compass Bancshares, Inc. a Participant shall be entitled to receive the balance of his Account in a lump sum within sixty (60) days following the close of the calendar quarter in which the change of control occurs. For purposes of this Section 7.5, a “change of control” shall mean, for this purpose, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), or (ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, unless, following such acquisition of beneficial ownership or transaction more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or the Person acquiring such beneficial ownership or assets, and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportions as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.
ARTICLE VIII
Miscellaneous Provisions
     8.1 Neither the Participant, his beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.
     8.2 The assets from which Participant benefits shall be paid shall at all times be subject to the claims of the creditors of the Company and a Participant shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Plan. The Plan shall at all times be considered entirely unfunded for both tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and no provision shall at any time be made with respect to segregating assets of any

Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the Company to make payments to Participants in the future and Participants have rights only as general unsecured creditors of the Company.
     8.3 The Plan may be amended, modified, or terminated by the Board of Directors of the Company in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination. The Plan may also be amended or modified by the Administrative Committee if such amendment or modification does not involve a substantial increase in cost to the Company.
     8.4 It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by the Company.
     8.5 The Company makes no representations with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.
     8.6 There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.
     8.7 Any Basic Compensation deferred by a Participant while employed by the Company shall not be considered compensation earned currently for purposes of the Compass Bancshares, Inc. Employee Stock Ownership Plan or the Compass Bancshares, Inc. Retirement Plan. Distributions from a participant’s Account shall not be considered wages, salaries or compensation under any other employee benefit plan.
     8.8 No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and the Company.
     8.9 This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama.